                                                                    EXHIBIT 5.1


                 [Letterhead of Smith, Gambrell & Russell, LLP]


                                  May 7, 1999



Board of Directors
Citizens Bancshares of Southwest Florida, Inc.
3411 Tamiami Trail North, Suite 200
Naples, Florida 34103

         Re:      Citizens Bancshares of Southwest Florida, Inc.
                  Registration Statement on Form SB-2
                  113,330 Common Stock Purchase Warrants and
                  113,330 Common Shares Issuable Upon Exercise


Ladies and Gentlemen:

         We have acted as counsel for Citizens Bancshares of Southwest Florida, Inc. (the "Company") in connection with the proposed public offering of shares of the Company's $.01 par value Common Stock and Common Stock Purchase Warrants covered by the above-described Registration Statement.

         In connection therewith, we have examined the following:

         (1) The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Florida;

         (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

         (4) Certificate of Active Status with respect to the Company, issued by the Secretary of State of the State of Florida; and

         (5)      The Registration Statement, including all exhibits thereto.

Board of Directors
Citizens Bancshares of Southwest Florida, Inc.
May 7, 1999
Page 2



         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

         (A) The Company has been duly incorporated and is validly existing under the laws of the State of Florida.

         (B) The 113,330 Common Stock Purchase Warrants covered by the Registration Statement have been legally authorized and, when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and non-assessable.

         (C) The 113,330 shares of Common Stock issuable upon the exercise of the Common Stock Purchase Warrants covered by the Registration Statement have been legally authorized and, when issued in accordance with the terms described in said Common Stock Purchase Warrants, will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form SB-2 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Sincerely,

                                    SMITH, GAMBRELL & RUSSELL, LLP


                                    /s/ Robert C. Schwartz

                                    Robert C. Schwartz